UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2018

Kalmin Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-214638	37-1832675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alberdi 1045, Caacupe, Paraguay (702) 879-4171

(Address of principal executive offices)

702-879-4171

(Registrant’s telephone number, including area code)

_________________________________________

(Registrant’s former address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant.

On May 4, 2018, as a result of a private transaction, the control block of voting stock of this company, represented by 4,000,000 shares of common stock, has been transferred from Jose Maria Galarza Gaona to Greenfields International Limited, and a change of control of Kalmin Corp. (the “Company”) has occurred.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on May 4, 2018, the existing directors and officers resigned immediately. Accordingly, Jose Maria Galarza Gaona, serving as director and President and Karel Astride Oulai, serving as Treasurer and Secretary, ceased to be the Company’s officers and directors. At the effective date of the transfer, Teddy Chan An, age 36, assumed the role of director and Chief Executive Officer, President, Secretary and Treasurer of the Company.

Teddy Chen An graduated from Guangzhou University with a Master’s Degree in Financial Management in 2006 and also has a Bachelor of Science in Finance Management from Jinan University. He has experience in numerous accounting and financial management positions in a variety of different companies including Rich International, Guangzhou Elsca Trade Co Ltd and Mingzhi Accounting and Tax Consultation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officers and directors.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALMIN CORP.

Date: May 9, 2018	By:	/s/ Teddy Chen An
	Name:	Teddy Chen An
	Title:	Chief Executive Officer, President, Treasurer, Secretary and Director

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